Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 23, 2024, relating to the financial statements of TPG Inc. and subsidiaries (“TPG”) and the effectiveness of TPG’s internal control over financial reporting, appearing in the Annual Report on Form 10-K for the year ended December 31, 2023. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP
Fort Worth, Texas
February 26, 2024